SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          SWIFT TRANSPORATION CO., INC.
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                (Name of Registrant as Specified In Its Charter)

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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction  computed pursuant to
   Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:

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    2) Form, Schedule or Registration No.

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    3) Filing party:

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    4) Date filed:

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
                         SWIFT TRANSPORTATION CO., INC.
                                 1455 HULDA WAY
                              SPARKS, NEVADA 89431
                        ---------------------------------

                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 1997

                        ---------------------------------

To Our Stockholders:

         The 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Swift Transportation Co., Inc. (the "Company") will be held at 10:00 a.m., Arizona Time, on Thursday, May 22, 1997, at the Company's headquarters facility at 2200 South 75th Avenue, Phoenix, Arizona 85043, for the following purposes:

         1.       To elect two Class I directors to serve for three-year terms;

         2. To amend the Swift Transportation Co., Inc. Stock Option Plan to increase the number of shares authorized for issuance thereunder from 2,300,000 to 2,550,000; and

         3. To transact such other business as may properly come before the Annual Meeting. Management is presently aware of no other business to come before the meeting.

         Each outstanding share of the Company's Common Stock entitles the holder of record at the close of business on March 26, 1997 to receive notice of and to vote at the Annual Meeting or any adjournment thereof (the "Record Date"). Shares of Common Stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy. A copy of the Company's 1996 Annual Report to Stockholders, which includes certified financial statements, is enclosed. Management cordially invites you to attend the Annual Meeting.

                                          By Order of the Board of Directors


Phoenix, Arizona                          Jerry C. Moyes
April 22, 1997                            Chairman of the Board, President
                                          and Chief Executive Officer

                                    IMPORTANT

STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY. A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES.

                         SWIFT TRANSPORTATION CO., INC.
                                 1455 HULDA WAY
                              SPARKS, NEVADA 89431
                           ---------------------------

                                 PROXY STATEMENT
                           ---------------------------


         This Proxy Statement is furnished to the stockholders of Swift Transportation Co., Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders to be held on May 22, 1997. The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials relating to the Annual Meeting are first being mailed on or about April 22, 1997 to stockholders of record at the close of business on March 26, 1997 (the "Record Date"). A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by: (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending written notice of revocation to the Secretary of the Company at P.O. Box 29243, Phoenix, Arizona, 85038-9243.

         The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the outstanding Common Stock of the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph.


                          VOTING SECURITIES OUTSTANDING

         As of the Record Date, there were 27,973,284 shares of the Company's Common Stock outstanding. Stockholders are entitled to one vote for each share held of record on each matter of business to be considered at the Annual Meeting. Only holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting, either in person or by valid proxy. Ballots cast at the Annual Meeting will be counted by the Inspector of Elections and determinations of whether a quorum exists and whether the proposals are approved will be announced at the Annual Meeting. The Inspector of Elections will treat abstentions and broker non-votes received as shares that are present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                      ACTION TO BE TAKEN UNDER THE PROXIES

         A properly executed proxy in the enclosed form will be voted in accordance with the instructions thereon. If no instructions are given with respect to the matters to be acted on, the persons acting under the proxies will vote the shares represented thereby in favor of the election of the nominees for directors named herein and at their discretion as to such other business as may come before the meeting or any adjournment thereof. The Board of Directors is not aware of any other business to be brought before the meeting. If other proper matters or matters of which the Board is not aware a reasonable time prior to the meeting are introduced, then, to the extent permissible by law, the persons named in the enclosed proxy will vote the shares they represent in accordance with their judgment.

         The information included herein should be reviewed in conjunction with the consolidated financial statements, notes to consolidated financial statements, independent auditors' reports and other information included in the Company's 1996 Annual Report to Stockholders that was mailed with this Proxy Statement to all stockholders of record on the Record Date.


                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

         The Articles of Incorporation of the Company divides the Board of Directors into three classes serving staggered terms. One class of directors is elected each year for a term of three years. The term of office of directors in Class I will expire at the Annual Meeting. At the Annual Meeting, stockholders will be asked to elect two directors to Class I for terms that will expire at the close of the Annual Meeting of Stockholders held in 2000. The Board of Directors has nominated Rodney K. Sartor and Earl H. Scudder, Jr. as nominees for election to Class I. Messrs. Sartor and Scudder are the incumbent Class I directors. Unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election of Messrs. Sartor and Scudder as directors of the Company. If any of them become unavailable for any reason or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons as may be determined by the holders of such proxy. Election of the director nominees will require the affirmative vote of a majority of the outstanding Common Stock represented at the Annual Meeting. Each director elected will serve for three years and until his successor is duly elected and qualified.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE CLASS I DIRECTOR NOMINEES.

             INFORMATION CONCERNING DIRECTORS, NOMINEES AND OFFICERS

         Information concerning the names, ages, terms, positions with the Company and business experience of the Company's current directors, director nominees and executive officers is set forth below.

                                                                                                    TERM AS
                                                                                                    DIRECTOR
                NAME                     AGE                    POSITION                            EXPIRES
                ----                     ---                    --------                            -------
Jerry C. Moyes(1)(2)                      53      Chairman of the Board,                        Class III - 1999
                                                  President and Chief
                                                  Executive Officer

William F. Riley, III                     50      Executive Vice President,                     Class III - 1999
                                                  Chief Financial Officer,
                                                  Secretary and Director

Rodney K. Sartor                          42      Executive Vice President                       Class I - 1997
                                                  and Director

Alphonse E. Frei(1)(2)                    58      Director                                      Class II - 1998

Lou A. Edwards(2)                         83      Director                                      Class III - 1999

Earl H. Scudder, Jr.(1)                   54      Director                                       Class I - 1997

Kevin H. Jensen                           43      Executive Vice President
------------------------------------

(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.


         Jerry C. Moyes has served as the Chairman of the Board, President and Chief Executive Officer of the Company since 1984. Mr. Moyes joined the Company in 1966 as a Vice President and served in that capacity until 1984. Mr. Moyes was President of the Arizona Motor Transport Association from 1987 to 1988.

         William F. Riley, III has served as an Executive Vice President, Chief Financial Officer, Secretary and a Director of the Company since March 1990 and as a Vice President of Cooper Motor Lines and Swift Leasing Co., Inc. since April 1988 and May 1986, respectively. Prior to joining Swift in February 1986, Mr. Riley was employed by Armour Food Co. from 1978 to January 1986, serving in various transportation and distribution assignments, principally Manager of Business Planning of Armour Food Express, its truckload motor carrier.

         Rodney K. Sartor has served as an Executive Vice President and a Director of the Company since May 1990. Mr. Sartor joined Swift in May 1979. He served as Director of Operations from May 1982 until August 1988 and as a Regional Vice President from August 1988 until May 1990.

         Alphonse E. Frei has served as a Director of the Company since May 1990. Mr. Frei served in various capacities, including Chief Financial Officer, with America West Airlines from 1983 to 1994 and served as a director of America West Airlines from 1986 to September 1993. Mr. Frei has served in various executive capacities or as a consultant to a number of business organizations.

         Lou A. Edwards has served as a Director of the Company since May 1990. Mr. Edwards is the President of Sundance Truck Centers, a truck dealership, which he founded in 1975, and has 40 years of experience in the trucking industry.

         Earl H. Scudder, Jr. has served as a Director of the Company since May 1993. Mr. Scudder has been President of the Scudder Law Firm, P.C. in Lincoln, Nebraska since February 1990, and has engaged in the private practice of law since 1966. Mr. Scudder also served as a director of Heartland Express, Inc. a publicly-held trucking company, until 1996, and serves as a director of Transcom Technologies, Inc., a telecommunications company.

         Kevin H. Jensen was named an executive officer of the Company in October 1996, and has served as an Executive Vice President of the Company since December 1994. Mr. Jensen joined the Company in December 1986 and served the Company in various capacities, including Director of Operations - Eastern Division and Vice President - Eastern Division, prior to his promotion to Executive Vice President in December 1994.

              MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

         Board of Directors. During the year ended December 31, 1996, the Board of Directors of the Company met on four occasions. Each of the directors attended all of the meetings of the Board of Directors and all of the meetings held by committees of the Board on which he served.

         Compensation Committee. The Compensation Committee of the Board of Directors, which met once during 1996, reviews all aspects of compensation of executive officers of the Company and makes recommendations on such matters to the full Board of Directors. The Report of the Compensation Committee for 1996 is set forth below.

         Audit Committee. The Audit Committee, which met once during 1996, makes recommendations to the Board concerning the selection of outside auditors, reviews the financial statements of the Company and considers such other matters in relation to the external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting. The Audit Committee also reviews proposals for major transactions.

         Other Committees. The Company does not maintain a standing nominating committee or other committee performing similar functions.

         Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors consists of Jerry C. Moyes, Alphonse E. Frei and Lou A. Edwards. Mr. Moyes also serves as the President and Chief Executive Officer of the Company.

         The Company leases various properties from entities owned by or affiliated with Jerry C. Moyes. For the year ended December 31, 1996, the Company expended an aggregate of $968,000 in rental payments on such leases.

         Interstate Equipment Leasing, Inc. ("Interstate Leasing"), a corporation wholly-owned by Jerry C. Moyes, leases tractors to some of the Company's owner operators. In connection with this program, during 1996 the Company acquired $13,200,000 of new revenue equipment on behalf of Interstate Leasing, for which the Company recognized fee income of $855,000. During 1996, the Company also sold used revenue equipment to Interstate Leasing totaling $700,000 and recognized gains of $114,000.

         Interstate Leasing also provides air transportation services to the Company. The Company paid Interstate Leasing $450,000 for air transportation services for the year ended December 31, 1996. At December 31, 1996, $40,000 was owed to Interstate Leasing for air transportation services.

         In 1995, Interstate Leasing invested in a regional less-than-truckload carrier Jaguar Fast Freight. In 1996, the Company sold Interstate Leasing double trailer configurations and related dollies for $45,000 at no gain or loss to the Company. The Company also provides repair and maintenance services to Jaguar equipment and bills Interstate Leasing for such services. In 1996, such services totaled $8,000.

         During 1996, the Company provided transportation services to SME Industries, Inc. ("SME"), a steel fabrication company owned by Jerry C. Moyes. For the year ended December 31, 1996, the Company recognized $167,000 in operating revenue from SME.

         During 1996, the Company acquired a substantial amount of revenue equipment from Freightliner Corporation. Although the Company negotiated directly with Freightliner, pursuant to Freightliner's marketing policy of selling only through dealers, the transactions are invoiced through Sundance Truck Centers ("Sundance"), of which Lou A. Edwards, a director of the Company, is the President and sole stockholder. In consideration therefor, Freightliner permits Sundance to retain a fee of less than one percent of the acquisition price for the equipment. In 1996, the Company acquired $101,816,000 of Freightliner equipment that was delivered through Sundance and Sundance received approximately $716,000 in connection with such acquisitions. In 1996, the Company purchased parts and services from Sundance totaling $2,379,000.

         All of the foregoing arrangements were approved by the independent members of the Board of Directors. The Company believes that the terms of the foregoing transactions with entities affiliated with Compensation Committee members were as favorable to the Company as those which would have been available from an independent third party.


                              DIRECTOR COMPENSATION

         Directors who are not employees of the Company receive an annual retainer of $3,000, plus $500 per meeting of the Board of Directors attended by the director. Pursuant to the Company's Non-Employee Director's Stock Option Plan, non-employee directors also receive an annual grant of an option to purchase 1,000 shares of the Company's Common Stock at an exercise price equal to 85% of the fair market value of such stock on the date of grant and which vest immediately upon the date of grant. These options are granted to the non-employee directors on the last trading day in May.

                             EXECUTIVE COMPENSATION

         The table below sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1996, 1995 and 1994, of those persons who were, at December 31, 1996 (i) the Chief Executive Officer and (ii) the other four executive officers of the Company (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           Long Term
                                                        Annual Compensation               Compensation
                                                                                           All Other
    Name and Principal Position         Year              Salary           Bonus           Compensation(1)
    ---------------------------         ----              ------           -----           ---------------
Jerry C. Moyes                          1996             $270,371         $366,161          $160,376
Chairman of the Board & President       1995              310,370          329,026           161,907
                                        1994              270,371          343,954           155,114

William F. Riley III                    1996             $162,225         $366,161           $19,553
Executive Vice President &              1995              162,225          329,026            20,519
Chief Financial Officer                 1994              162,226          343,954            13,743

Robert W. Cunningham                    1996             $162,225         $366,161           $18,937
Executive Vice President(2)             1995              162,225          329,026            19,296
                                        1994              162,226          343,954            13,284

Rodney K. Sartor                        1996             $162,225         $366,161           $14,953
Executive Vice President                1995              162,225          329,026            15,581
                                        1994              162,226          343,954             8,253

Kevin H. Jensen                         1996             $162,225         $187,775           $11,928
Executive Vice President(3)

------------------------------
(1) "All Other Compensation" for each of the Named Officers included Company contributions in the amount of $11,928 for 1996, $13,276 for 1995 and $6,288 for 1994, pursuant to the Swift Transportation Co., Inc. Retirement Plan, a 401(k) profit sharing plan (the "401(k) Plan"). The balance of compensation included in "All Other Compensation" for each of the Named Officers during each of the identified periods represents Company payments of term life and disability insurance premiums on behalf of the respective Named Officers. The amount of such insurance premiums paid on behalf of Mr. Riley during 1996, 1995 and 1994 was $7,625, $7,243 and $7,455, respectively. The amount of such insurance premiums paid on behalf of Mr. Cunningham during 1996, 1995 and 1994 was $7,009, $6,020 and $6,996, respectively. The amount of such insurance premiums paid on behalf of Mr. Sartor during 1996, 1995 and 1994 was $3,025, $2,305 and $1,965, respectively. The Company does not pay such premiums for Mr. Jensen. The Company procured two term life insurance policies with a combined face amount of $20 million for the benefit of Jerry C. Moyes and his spouse. The aggregate annual premiums paid by the Company for these polices were $ 148,448, $148,631 and $148,826 in 1996, 1995 and 1994, respectively. The Company's purpose in maintaining these policies is to ensure that, in the event of the Moyes' deaths, their estate would be able to satisfy estate taxes without having to sell a large block of the Company's Common Stock, which might adversely affect the market for the Common Stock.
(2)      Mr. Cunningham resigned his positions with the Company in April 1997.
(3)      Mr.  Jensen was named an  executive  officer of the  Company in October
         1996.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The Company made no grants of stock options to the Named Officers during the year ended December 31, 1996.

         The table below sets forth information with respect to the exercise of stock options during the fiscal year ended December 31, 1996, by the Named Officers. The Company does not have a long-term incentive plan or a defined benefit or actuarial plan and has never issued any stock appreciation rights.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                      OPTION VALUE AS OF DECEMBER 31, 1996

                                                                                                      Value of Unexercised In-the-
                                                                    Number of Unexercised Options     Money Options at Fiscal Year
                                                                       at Fiscal Year End (#)                   End ($)
                                  Shares
                               Acquired on
            Name              Exercise (#)(1) Value Realized ($)(2) Exercisable   Unexercisable(3)   Exercisable   Unexercisable(4)
Jerry C. Moyes                      --                --                --               --              --               --
President & Chief Executive
Officer(5)
William F. Riley III              36,000           $601,500             --            108,000            --           $2,236,500
Executive Vice President &
Chief Financial Officer
Robert W. Cunningham                --                --              36,000          108,000         $745,500        $2,236,500
Executive Vice President(6)
Rodney K. Sartor                  36,000           $529,500             --            108,000            --           $2,236,500
Executive Vice President
Kevin H. Jensen                     --                --                --             50,000            --            $743,625
Executive Vice President(7)
============================  ==============  ===================  =============  ================  =============  =================

----------------------

(1) Represents shares of Common Stock acquired pursuant to exercise of options under the Company's Stock Option Plan. The exercise price for such shares was $2.79 per share.

(2) Based on the $19.50 and $17.50 last reported sales price of the Company's Common Stock on August 21, 1996 and April 10, 1996, respectively, for Messrs. Riley and Sartor, respectively.

(3) All outstanding options, other than Mr. Jensen's, were granted in 1990 and one-fifth of the shares underlying such options first became exercisable in March 1995. Thereafter, one-fifth of the options become exercisable in each successive year. The exercise price of the options is $2.79 per share. The number of options and the option exercise price reflect a 3-for-2 stock split treated as a dividend of one share of Common Stock for every two shares of Common Stock outstanding effected on November 18, 1993 and a 2-for-1 stock split treated as a dividend of one share of Common Stock outstanding effected on November 18, 1994. The options will terminate in September 2000.

(4) Based on the $23.50 last reported sales price of the Company's Common Stock on December 31, 1996.

(5) Mr. Moyes has not been awarded any stock options and is not eligible to participate in the Company's Stock Option Plan or Employee Stock Purchase Plan. See "Compensation Committee Report on Executive Compensation" below.

(6)      Mr. Cunningham resigned his positions with the Company in April 1997.

(7) Mr. Jensen was granted options in 1992 and 1994 covering 30,000 and 20,000 shares of the Company's Common Stock, respectively. The exercise price for each of Mr. Jensen's options is $7.08 and $10.94, respectively. One-fifth of the shares underlying Mr. Jensen's options will become exercisable in December 1997 and February 1999, respectively, with one-fifth of the shares underlying such options becoming exercisable each successive year thereafter.


                              EMPLOYMENT AGREEMENTS

         The Company currently does not have any employment contracts or severance agreements with any of its executive officers.


                         CHANGE OF CONTROL ARRANGEMENTS

         In the event the Company sells all or substantially all of its assets, or merges with or into another corporation, stock options outstanding are required to be assumed or equivalent options are required to be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Company's Board of Directors determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the option holder shall have the right to exercise his or her option, including shares as to which such option would not otherwise be exercisable. If the Board makes options fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board must notify the option holder that the option is fully exercisable for a period of thirty (30) days from the date of such notice (but not later than the expiration of the term of the option) and the option will terminate upon the expiration of such period.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Under the supervision of the Compensation Committee of the Board of Directors, the Company has developed and implemented compensation policies and programs which seek to enhance the profitability of the Company and thus shareholder value by aligning the interests of senior management with those of its shareholders. The Company compensates senior management through a mix of short-term and long-term compensation programs. The three principal components of executive compensation are base salary, annual bonus awards and stock options. Jerry C. Moyes does not participate in the Compensation Committee's deliberations concerning his compensation.

         Base Salary. In setting base salaries of senior management for 1996, including the salary of Jerry C. Moyes, the Company's Chief Executive Officer, the Compensation Committee reviewed and considered (i) compensation information disclosed by similar publicly held truckload motor carriers (all of which carriers are included in the Nasdaq Trucking and Transportation Stocks Index);
(ii) the financial performance of the Company, as well as the role and contribution of the particular executive with respect to such performance; and
(iii) nonfinancial performance related to the individual executive's contributions. The Compensation Committee believes that the annual salaries of the Company's Chief Executive Officer and its Executive Vice Presidents are at or slightly below median levels paid by other publicly held truckload motor carriers of comparable size. However, the Committee believes that, when the base salary and annual bonus for the Company's executives are aggregated, its compensation package is competitive with those provided to similarly situated executives in the truckload motor carrier industry. The Committee has taken particular note of management's success in assimilating the operations of acquired carriers into the Company's operations, growing the Company in terms of revenue, net earnings and earnings per share, and managing the growth experienced by the Company during the last fiscal year.

         Annual Bonus. The Compensation Committee establishes a formula for determining the bonus pool for the top executive officers. For 1996, the Compensation Committee determined that the pool for executive bonuses would be equal to 3.5% of the Company's pre-tax income for the year. The Compensation Committee believes that this policy properly motivates the executive officers to perform to the greatest extent of their abilities to generate the highest attainable profits for the Company. The Compensation Committee decides the allocation of the bonus pool among the top executive officers on an annual basis.

         Stock Options. The Company believes that it is important for executives to have an equity stake in the Company in order to encourage them to focus on long-term prospects. Toward this end, the Company makes option grants to the Executive Vice Presidents from time to time pursuant to the Company's Stock Option Plan. In making option grants to the Executive Vice Presidents, the Compensation Committee evaluates the individual officer's past and expected future contributions to the Company's achievement of its long-term performance goals. Because Jerry Moyes is the largest beneficial stockholder of the Company, the Compensation Committee has not awarded any stock options to Mr. Moyes, and Mr. Moyes is not eligible to participate in the Company's Stock Option Plan or Employee Stock Purchase Plan. In 1990, the Company awarded options to purchase 180,000 shares of Common Stock (adjusted for the Company's 3-for- 2 stock split effected in November 1993 and adjusted for the Company's 2-for-1 stock split effected in November 1994) to each of the then existing Executive Vice Presidents. In light of these substantial grants, the Company has not granted any options to those Executive Vice Presidents since 1990 (although other employees have received option grants during these years).

         Chief Executive Officer. The two members of the Compensation Committee other than Mr. Moyes evaluate the Chief Executive Officer's performance and recommend his salary and bonus to the Board of Directors. As noted above, due to Mr. Moyes' substantial stock ownership of the Company, the Committee has not included stock options as a component of Mr. Moyes' overall compensation. Due in part to this omission of option grants, and primarily due to his significant contributions to the Company and the Company's dependence on Mr. Moyes, Mr. Moyes' base salary is set significantly above the base salaries for the other executive officers. The Committee believes that Mr. Moyes' total compensation is appropriate compared to the total compensation paid to CEOs of comparable publicly held truckload motor carriers, especially in light of the Company's operating results and the increase in stockholder value in 1996.

                             COMPENSATION COMMITTEE

Jerry C. Moyes                 Alphonse E. Frei                   Lou A. Edwards

                          STOCK PRICE PERFORMANCE GRAPH

         The graph below compares cumulative total return of the Company, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Trucking and Transportation Stocks Index from December 31, 1991 to December 31, 1996. The graph assumes that $100 was invested on December 31, 1991, and any dividends were reinvested.




                                 12/31/91    12/31/92       12/31/93       12/31/94       12/31/95       12/31/96
NASDQ Stock Market (US)            $100      $116.378       $133.595       $130.587       $187.674       $227.164
Swift Transportation Co., Inc.     $100      $197.059       $252.941       $482.353       $358.824       $552.941
Trucking & Transportation Index    $100      $122.375       $148.676       $134.816       $157.209       $173.495

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the Company's preceding fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except (i) Jerry C. Moyes filed a late Form 4 relating to the sale of 1,000,000 shares of Common Stock in December 1996 pursuant to an underwritten public offering for which a registration statement on Form S-3 was filed, and (ii) Kevin H. Jensen filed a late Form 3 relating to his appointment as an executive officer of the Company in October 1996 and a late Form 5 relating to his purchase of 151 shares of Common Stock in December 1996 pursuant to the Company's Employee Stock Purchase Plan.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

         The following table sets forth, as of February 28, 1997, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director and Named Officer of the Company and by all Directors and Named Officers of the Company as a group.

Name and Address of Beneficial Owner(1)      Shares Beneficially Owned     Percent Owned
------------------------------------         -------------------------     -------------
Jerry C. Moyes                                      7,847,152(2)               28.05%
Ronald G. Moyes                                     4,008,157(2)               14.33%
Lou A. Edwards                                        174,500                    *
William F. Riley III                                  104,142                    *
Robert W. Cunningham(3)                                85,242                    *
Rodney K. Sartor                                       67,212                    *
Alphonse E. Frei                                        8,500(4)                 *
Earl H. Scudder, Jr.                                    7,000                    *
Kevin H. Jensen                                           666                    *
FMR Corporation                                     2,498,100                   8.93%
All Directors and Named                             8,294,414(5)               29.53%
     Officers as a group
 (8 persons)

---------------------------------------

*     Represents less than 1% of the Company's outstanding Common Stock.
(1) The address of each officer, director and Ronald G. Moyes is 1455 Hulda Way, Sparks, Nevada 89431. The address of FMR Corporation is 82 Devonshire Street, Boston, Massachusetts 02109. Information with respect to FMR Corporation is based upon a Schedule 13G filed by FMR Corporation with the Securities and Exchange Commission.

(2) The shares beneficially owned by Jerry C. Moyes are held by him, as follows: (i) 7,702,152 shares are held as a co-trustee of the Jerry and Vickie Moyes Family Trust, (ii) 15,000 shares are held by a limited liability company of which Mr. Moyes has controlling interest, and (iii) 130,000 shares are held by SME Industries, Inc. of which Jerry C. Moyes is the majority shareholder. The shares shown for Jerry C. Moyes do not include the 4,008,157 shares held by seven irrevocable trusts for the benefit of six children of Jerry and Vickie Moyes and by an irrevocable trust for the benefit of Jerry and Vickie Moyes and six of their children, the sole trustee of each of which is Ronald Moyes, who has sole investment and voting power over the trusts. The shares shown for Jerry C. Moyes also do not include 160,000 shares held by an irrevocable trust for the children of Jerry and Vickie Moyes, the sole trustee of which is Gerald F. Ehrlich, who has sole investment and voting power. Of the shares held by the Jerry and Vickie Moyes Family Trust, 7,599,627 shares have been pledged to secure loans with lending institutions.

(3)   Mr. Cunningham resigned his positions with the Company in April 1997.

(4) Includes options to purchase 4,000 shares of Common Stock granted pursuant to the Company's Non-Employee Director's Stock Option Plan. 2,000, 1,000 and 1,000 of such options became exercisable on the grant dates of May 27, 1994, May 31, 1995 and May 31, 1996, respectively. Also includes options to purchase 3,000 shares of Common Stock, which options became exercisable on June 3, 1993, the date of grant.

(5) Includes 7,000 shares of Common Stock immediately issuable upon exercise of stock options issued to the Company's non-employee directors. See Note 3 above.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

         During 1996, the Company incurred fees for legal services to the Scudder Law Firm in the amount of $114,000. Mr. Earl H. Scudder, Jr., a director of the Company, is a member of the Scudder Law Firm. The Company believes that the terms of the foregoing transactions were as favorable to the Company as those which would have been available from an independent third party. See "Compensation Committee Interlocks and Insider Participation" above for a description of certain transactions between the Company and members of the Compensation Committee.


          AMENDMENT TO SWIFT TRANSPORTATION CO., INC. STOCK OPTION PLAN
                                (Proposal No. 2)

General

         At the Annual Meeting, the Company will seek stockholder approval of an amendment (the "Amendment") to the Swift Transportation Co., Inc. Stock Option Plan (the "Plan") to increase the number of shares authorized for issuance thereunder from 2,300,000 to 2,550,000. The Plan provides employees with an incentive to actively direct and contribute to the Company's growth by enabling them to acquire a proprietary interest in the Company. The Company's Board of Directors has approved the Amendment to the Plan and has directed that the Amendment be submitted as a proposal for stockholder approval at the Annual Meeting. The Plan was originally adopted in 1990.

Current Plan Provisions

         The Plan authorizes grants of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") to employees of the Company. All of the Company's employees, except Jerry C. Moyes, are eligible to participate in the Plan.

         The Board of Directors believes that use of stock options authorized under the Plan is beneficial to the Company as a means of promoting the success and enhancing the value of the Company by linking the personal interests of its employees and others to those of its stockholders and by providing employees and others with an incentive for outstanding performance. These incentives also provide the Company flexibility in its ability to attract and retain the services of employees and others upon whose judgment, interest and special effort the successful conduct of the Company's operation is largely dependent.

         The Plan is administered by a committee appointed by the Board consisting of at least two (2) non-employee directors (the "Committee"). The Committee has the exclusive authority to administer the Plan, including the power to determine eligibility, the types and sizes of options and the timing of options.

         Generally, options issued under the Plan have been subject to vesting over a nine-year period, with 20% of the options becoming exercisable by the holder thereof on the fifth anniversary of the date of grant and 20% becoming exercisable on each successive anniversary date of the grant. To date, the exercise price of options granted under the Plan has been equal to 85% of the fair market value of the Common Stock on the date of the grant. On March 26, 1997, the last reported sale price of the Common Stock on the Nasdaq National Market was $26.50 per share.

         Incentive Stock Options. An ISO is a stock option that satisfies the requirements specified in Section 422 of the Internal Revenue Code (the "Code"). Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than 10 years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met. The Committee determines the consideration to be paid to the Company upon exercise of any options. The form of payment may include cash, Common Stock, or other property.

         An optionee is not treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the Common Stock is either transferable or is not subject to a substantial risk of forfeiture under Section 83 of the Code. If at the time of exercise, the Common Stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the Common Stock (determined at the time the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture.

         If Common Stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such Common Stock is transferred to the optionee upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss. If such Common Stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" occurs. If a disqualifying disposition occurs, the optionee realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, or the selling price of the Common Stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, is taxed as capital gain.

         The Company is not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the Common Stock received, except that in the event of a disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income realized by the optionee.

         Non-Qualified Stock Options. A NQSO is any stock option other than an ISO. Such options are referred to as "non-qualified" because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code.

         No taxable income is realized by an optionee upon the grant of a NQSO, nor is the Company entitled to a tax deduction by reason of such grant. Upon the exercise of a NQSO, the optionee realizes ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price and the Company is entitled to a corresponding tax deduction.

         Upon a subsequent sale or other disposition of Common Stock acquired through exercise of a NQSO, the optionee realizes a short-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee has no tax consequence to the Company.

         The following table sets forth grants of options made under the Plan during 1996 to (i) each of the executive officers named on page three; (ii) all current executive officers, as a group; (iii) all current directors who are not executive officers, as a group; and (iv) all employees, including all current officers who are not executive officers, as a group. Grants under the Plan are made at the discretion of the Committee. Accordingly, future grants under the Plan are not yet determinable.

                                     PLAN BENEFITS
                                   Stock Option Plan

                                    Number of Shares           Weighted Average
                                   Subject to Options           Exercise Price
Name and Position                      Granted (#)             Per Share ($/sh)
-----------------                     -------------           -----------------
Jerry C. Moyes                             --                         --
Chairman of the Board
& President
William F. Riley III                       --                         --
Executive Vice President &
Chief Financial Officer
Robert W. Cunningham                       --                         --
Executive Vice President(1)
Rodney K. Sartor                           --                         --
Executive Vice President
Kevin H. Jensen                            --                         --
Executive Vice President
Executive Officer Group                    --                         --
Director Group                             --                         --
Employee Group                           47,000                     $16.60
------------------------------

(1)       Mr. Cunningham resigned his positions with the Company in April 1997.


Amendments to Plan

         The Board of Directors has reviewed the options currently remaining in the option pool for the Plan and has determined that it is appropriate to increase the number of shares authorized for issuance under the Plan. As of March 14,1997, (i) 520,500 shares have been issued upon exercise of options and are included in the total number of shares of outstanding Common Stock and (ii) option grants representing 1,521,500 shares were outstanding under the Plan. The Board believes that an increase in the number of authorized shares is necessary for the continued optimal use of the Plan. Therefore, the Board is proposing the Amendment to the Plan that would increase the number of shares authorized for issuance under the Plan from 2,300,000 to 2,550,000.

Required Vote

         Approval of the Amendment to the Plan requires the affirmative vote of a majority of shares of Common Stock present at the Annual Meeting in person or by proxy. Abstentions are considered present for this proposal, so they will have the same effect as votes against the Amendment. Broker non-votes are not considered present for this proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE SWIFT TRANSPORTATION CO., INC. STOCK OPTION PLAN.


                                RELATIONSHIP WITH
                             INDEPENDENT ACCOUNTANTS

         The principal independent public accounting firm utilized by the Company during the fiscal year ended December 31, 1996 was KPMG Peat Marwick LLP, independent certified public accountants (the "Auditors"). It is presently contemplated that the Auditors will be retained as the principal accounting firm to be utilized by the Company during the current fiscal year. A representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions and will be afforded an opportunity to make a statement if the Auditors so desire.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals for the 1998 Annual Meeting must be received at the principal executive offices of the Company by December 19, 1997 to be considered for inclusion in the Company's proxy materials relating to such meeting.


                                  OTHER MATTERS

         The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                           SWIFT TRANSPORTATION CO., INC.

                           /s/ Jerry C. Moyes

                           Jerry C. Moyes
                           Chairman of the Board, President
                           and Chief Executive Officer
April 22, 1997

                         SWIFT TRANSPORTATION CO., INC.

                         Annual Meeting of Stockholders

                                  May 22, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Jerry C. Moyes and William F. Riley III, and each of them individually, as proxy with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Swift Transportation Co., Inc. held of record by the undersigned on March 26, 1997, at the Annual Meeting of Stockholders to be held on May 22, 1997, and any adjournments thereof.


       (Continued, and to be marked, dated and signed, on the other side)

The Board of Directors reccommends a vote FOR Proposal I
Proposal 1 - ELECTION OF TWO DIRECTORS TO CLASS 1 OF THE BOARD OF DIRECTORS
             Rodney K. Sartor
             Earl H. Scudder, Jr.
WITHHELD FOR:(Write that nominee's name in the space provided below).

                                        WITHHELD
                         FOR            FOR ALL

                         [ ]              [ ]

-------------------

The Board of Directors recommend a vote FOR Proposal 2
Proposal 2 - Approval of amendment to Stock Option Plan to increase authorized shares from 2,300,000 to 2,550,000.


                         FOR            AGAINST

                         [ ]              [ ]



         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for the two director nominees named in proposal 1 for the increase in the number of shares authorized under the Company's Stock Option Plan, and at the discretion of the proxies on such other matters as may properly come before the meeting or any adjournments thereof.



Signature(s)___________________________________________________Date_____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                   Appendix A

                         SWIFT TRANSPORTATION CO., INC.
                                STOCK OPTION PLAN

                     (as amended through November 18, 1994)


         1. Purpose of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility to provide successful management of the Company's business, to provide additional incentive to certain key employees of the Company, and to promote the success of the Company's business through the grant of options to purchase shares of the Company's Common Stock.

         Options granted hereunder may be either "Incentive Stock Options," as defined in Section 422A of the Code, or "Non-Statutory Stock Options," at the discretion of the Board and as reflected in the terms of the written option agreement.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Board" shall mean the Board of Directors of the Company or the Committee, if one has been appointed.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  (c) "Common Stock" shall mean the common stock of the Company described in the Company's Certificate of Incorporation, as amended.

                  (d) "Company" shall mean a Delaware corporation, and shall include any parent or subsidiary corporation of the Company as defined in Sections 425(e) and (f), respectively, of the Code.

                  (e) "Committee" shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

                  (f) "Employee" shall mean any person, including officers and directors, employed by the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                  (g) "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

                  (h) "Fair Market Value" shall mean, with respect to the date a given Option is granted or exercised, the value of the Common Stock determined by the Board in such manner as it may deem equitable for Plan purposes but, in the case of an Incentive Stock Option, no less than is required by applicable laws or regulations; provided, however, that where there is a public market for the Common Stock, the Fair Market Value per Share shall be the mean of the bid and asked prices of the Common Stock on the date of grant, as reported in the Wall Street Journal (or, if not reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System) or, in the event the Common Stock is listed on the New York Stock Exchange or the American Stock exchange. the Fair Market Value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal. If Options are granted concurrently with an initial public offering of the Company's Common Stock, the Fair Market Value shall be presumed to be the price at which the shares are priced to the public through the offering.

                  (i) "Incentive Stock Option" shall mean an Option which is intended to qualify as an incentive stock option within the meaning of
         Section 422A of the Code.

                  (j) "Option" shall mean a stock option granted under the Plan.

                  (k) "Optioned Stock" shall mean the Common Stock subject to an Option.

                  (l) "Optionee" shall mean an Employee of the Company who has been granted one or more Options.

                  (m) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 425(e) of the Code.

                  (n) "Plan" shall mean this Stock Option Plan.

                  (o) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

                  (p)  "Subsidiary"  shall  mean  a  "subsidiary   corporation,"
         whether now or hereafter existing, as defined in Section 425(f) of the Code.

                  (q) "Tax Date" shall mean the date an Optionee is required to pay the Company an amount with respect to tax withholding obligations in connection with the exercise of an option.

         3.  Common  Stock  Subject to the Plan.  Subject to the  provisions  of
Section 11 of the Plan the maximum aggregate number of shares which may be optioned and sold under the Plan is 2,300,000 Shares of Common Stock. The Shares may be authorized, but unissued, or previously issued Shares acquired or to be acquired by the Company and held in treasury.

         If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares covered by such Option shall, unless the Plan shall have been terminated,. be available for future grants of Options.

         4.       Administration of the Plan.

                  (a) Procedure.

                           (i) The Plan  shall be  administered  by the Board in
                  accordance with Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3"); provided. however, that the Board may appoint a Committee to Administer the Plan at any time or from time to time and, provided further, that if a majority of the Board is eligible to be granted Options or is otherwise not "disinterested" within the meaning of Securities and Exchange Commission Rule 16b-3, then any participation by directors in the Plan must be administered by a Committee appointed by the Board.

                           (ii) The  Committee  shall  consist of at least three
                  (3) persons, who may, but need not, be members of the Board, none of whom is eligible to be granted Options or is otherwise not "disinterested" within the meaning of Securities and Exchange Commission Rule 16b-3 to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan; provided, however, that at no time may any director who is eligible to be granted Options serve on the Committee nor shall a Committee of less than three (3) members administer the Plan.

                  (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422A of the Code, and to grant "nonstatutory stock options;" (ii) to determine, upon review of relevant information and in accordance with Section 2 of the Plan, the Fair Market Value of the Common Stock; (iii) to determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan;
         (iv) to determine the Employees to whom, and the time or times at which Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each

         Option granted (which need not be identical) and, with the consent of the Optionee thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; (x) to accept or reject the election made by an Optionee pursuant to Section 17 of the Plan; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

         5.       Eligibility.

                  (a) Consistent with the Plan's purposes, Options may be granted only to key Employees of the Company as determined by the Board. An Employee who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options. Incentive Stock Options may be granted only to those Employees who meet the requirements applicable under Section 422A of the Code. Notwithstanding anything contained herein to the contrary, Jerry Moyes shall not be eligible to participate in this Plan.

                  (b) With respect to incentive Stock Options granted under the Plan, the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000).

         The Plan shall not confer upon any Optionee any right with respect to continuation of employment with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time.

         6. Shareholder Approval and Effective Dates. The Plan shall take effect on May 17, 1990, the date on which the Board and all stockholders approved the Plan. No Option may be granted after May 1, 2000 (ten years from the effective date of the Plan); provided, however, that the Plan and all outstanding Options shall remain in effect until such Options have expired or until such Options are canceled.

         7. Term of Option. Unless otherwise provided in the Stock Option Agreement, the term of each Incentive Stock Option shall be five (5) years from the date of grant thereof. In no case shall the term of any Incentive Stock Option exceed ten (10) years from the date of grant thereof. Unless otherwise provided in the Stock Option Agreement, the term of each Option which is not an Incentive Stock Option shall be eleven years from the date of grant. Notwithstanding the above, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns ten percent (10%) or more of the Common Stock as such amount is calculated under Section 422A(b)(6) of the Code ("Ten Percent Shareholder"), the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

         8.       Exercise Price and Payment.

                  (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Board, but in the case of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; provided, further, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option, is a Ten Percent Shareholder, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. In no event may the exercise price in the case of a nonstatutory stock option be less than eighty-five (85%) of the Fair Market Value per share on the date of grant.

                  (b) Payment. The price of an exercised Option and any taxes attributable to the delivery of Common Stock under the Plan, or portion thereof, shall be paid:

                           (i) In  United  States  dollars  in cash or by check,
                  bank draft or money order payable to the order of the Company; or

                           (ii) At the  discretion  of the  Board,  through  the
                  delivery of shares of Common Stock, with an aggregate Fair Market Value, equal to the option price; or

                           (iii) By a  combination  of (i) and (ii)  above.

         The Board shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate, with respect to nonstatutory options, at the election of the Optionee pursuant to Section 17, the Company may satisfy its withholding obligations by retaining such number of shares of Common Stock subject to the exercised Option which have an aggregate Fair Market value on the exercise date equal to the Company's aggregate federal, state, local and foreign tax withholding and FICA and FUTA obligations with respect to income generated by the exercise of the Option by Optionee.

         9.       Exercise of Option.

                  (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. Unless other-wise determined by the Board at the time of grant, an Option may be exercised in whole or in part. An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option by the number of Shares as to which the Option is exercised.

                  Notwithstanding anything contained in this Plan to the contrary, the Board may establish certain restrictions on the times at which an Option may be exercised after a number of elapsed years together with cumulative exercise rights and may retain certain rights with respect to a fixed repurchase price for the Option Stock if the Employee voluntarily terminates his employment with the Company within a certain period of time after exercising the Option or whose employment is involuntarily terminated for gross misconduct, fraud, embezzlement, theft, breach of any fiduciary duty owed to the Company or for nonperformance of duties.

                  (b) Termination of Status as an Employee. Unless otherwise provided in an Option Agreement relating to an Option that is not an Incentive Stock Option, if an Employee's employment by the Company is terminated, except if such termination is voluntary or occurs due to retirement with the consent of the Board, death or disability, the Option, to the extent not exercised, shall cease on the date on which Employee's employment by the Company is terminated. If an Employee's termination is voluntary or occurs due to retirement with the consent of the Board, then the Employee may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board) after the date he ceases to be an Employee of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (c) Disability. Unless otherwise provided in an Option Agreement relating to an Option that is not an Incentive Stock Option, notwithstanding the provisions of Section 9(b) above, in the event an Employee is unable to continue his employment with the Company as a result of his permanent and total disability (as defined in Section 22(e)(3) of the Code), he may, but only within three (3) months (or such other period of time not exceeding twelve (12) months as it is determined by the Board) from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein. the Option shall terminate.

                  (d) Death of Optionee. Unless otherwise provided in an Option Agreement relating to an Option that is not an Incentive Stock Option, if Optionee dies during the term of the Option and is at the time of his death an Employee of the Company who shall have been in continuous status as an Employee since the date of grant of the Option, the Option may be exercised at any time within one (1) year following the date of death (or such other period of time as is determined by the Board), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that Optionee was entitled to exercise the Option on the date of death. To the extent that decedent was not entitled to exercise the Option on the date of death, or if the Optionee's estate, or person who acquired the right to exercise the Option by bequest or inheritance, does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

         10. Non-Transferability of Option. An Option may not be sold, pledged, assigned, hypothecated, transferred. or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellations or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common
Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class shall affect, and no adjustment by reason thereof, shall be made with respect to the number or price of shares of Common Stock subject to an Option.

         In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice (but not later than the expiration of the term of the Option under the Option Agreement), and the Option will terminate upon the expiration of such period.

         12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

         13.      Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respect as the Board may deem advisable; provided, however, that the following revisions or amendments shall require approval of the holder of a majority of the outstanding Shares of the Company entitled to vote:

                           (i) Any  increase in the number of Shares  subject to
                  the Plan,  other than in connection  with an adjustment  under
                  Section 11 of the Plan;

                           (ii) Any  change in the  designation  of the class of
                  employees eligible to be granted Options; or

                           (iii) If the Company  has a class of equity  security
                  registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

                  (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Optionee unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Share may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         In the case of an Incentive Stock Option, any Optionee who disposes of Shares of Common Stock acquired on the exercise of an Option by sale or exchange
(a) either within two (2) years after the date of the grant of the Option under which the Common Stock was acquired or (b) within one (1) year after the acquisition of such Shares of Common Stock shall notify the Company of such disposition and of the amount realized upon such disposition.

         15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         16. Option Agreement. Options shall be evidenced by written option agreement in such form as the Board shall approve.

         17. Withholding Taxes. Subject to Section 4(b)(x) of the Plan and prior to the Tax Date, the Optionee may make an irrevocable election to have the Company withhold from those Shares that would otherwise be received upon the exercise of any nonstatutory stock option, a number of Shares having a Fair Market Value equal to the minimum amount necessary to satisfy the Company's federal, state, local and foreign tax withholding obligations and FICA and FUTA obligations with respect to the exercise of such Option by the Optionee.

         An Optionee who is also an officer of the Company must make the above-described election:

                  (a) at least six months after the date of grant of the Option (except in the event of death or disability); and

                  (b) either:

                           (i) six months prior to the Tax Date, or

                           (ii) prior to the Tax Date and during the period beginning on the third business day following the date of the Company releases its quarterly or annual statement of sales and earnings and ending on the twelfth business day following such date.


         18. Miscellaneous Provisions.

                  (a) Plan Expenses. Any expenses of administering this Plan shall be gone by the Company.

                  (b) Use of Exercise Proceeds. The payment received from Optionees from the exercise of Options shall be used for the general corporate purposes of the Company.

                  (c) Construction of Plan. The place of administration of the Plan shall be in the State of Arizona, and the validity, construction, interpretation. administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Arizona and where applicable, in the State of Delaware and in accordance with the Code.

                  (d) Taxes. The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to the delivery of Common Stock under the Plan from other amounts payable to the Employee after giving the person entitled to receive such Common Stock notice as far in advance as practical, and the Company may defer making delivery of such Common Stock if any such tax may be pending unless and until indemnified to its satisfaction.

                  (e) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action. suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Board member shall, in writing give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle and defend it on her or his own behalf.

                  (f) Gender. For purposes of this Plan, words used in the masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa, as appropriate.

                                TABLE OF CONTENTS

                                                                    Page

Purpose of the Plan...................................................1

Definitions...........................................................1
         Board    ....................................................1
         Code     ....................................................1
         Common Stock.................................................1
         Company  ....................................................1
         Committee....................................................1
         Employee ....................................................1
         Exchange Act.................................................1
         Fair Market Value............................................1
         Incentive Stock Option.......................................2
         Option   ....................................................2
         Optioned Stock...............................................2
         Optionee ....................................................2
         Parent   ....................................................2
         Plan     ....................................................2
         Share    ....................................................2
         Subsidiary...................................................2
         Tax Date ....................................................2

Common Stock Subject to the Plan......................................2

Administration of the Plan............................................3
         Procedure....................................................3
         Powers of the Board..........................................3
         Effect of Board's Decision...................................4

Eligibility...........................................................4

Shareholder Approval and Effective Dates..............................4

Term of Option........................................................4

Exercise Price and Payment............................................5
         Exercise Price...............................................5
         Payment  ....................................................5

Exercise of Option....................................................6

         Procedure for Exercise; Rights as a Shareholder..............6
         Termination of Status as an Employee.........................7
         Disability...................................................7
         Death of Optionee............................................7

Non-Transferability of Option.........................................7

Adjustments Upon Changes in Capitalization or Merger..................8

Time of Granting Options..............................................8

Amendment and Termination of the Plan.................................9
         Amendment and Termination....................................9
         Effect of Amendment or Termination...........................9

Conditions Upon Issuance of Shares....................................9

Reservation of Shares................................................10

Option Agreement.....................................................10

Withholding Taxes....................................................10

Miscellaneous Provisions.............................................10
         Plan Expenses...............................................10
         Use of Exercise Proceeds....................................11
         Construction of Plan........................................11
         Taxes    ...................................................11
         Indemnification.............................................11
         Gender   ...................................................11
                                       ii